EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-106608, No. 333-108924, No. 333-10754, No. 333-110752, No.
333-82496, No. 333-91225, No. 333-91235 and No. 333-17105) and Forms S-8 (No.
333-109595 and No. 333-82410) of SpatiaLight, Inc. of our report dated October 17, 2005 relating to the consolidated balance sheets of SpatiaLight, Inc. and its subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2004, and our report dated March 2, 2005 relating to SpatiaLight, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting of SpatiaLight, Inc. as of December 31, 2004, which reports are included in this Annual Report on Form 10-K/A Amendment No. 5.


                                /s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
October 24, 2005